UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2015

Wolverine World Wide, Inc.

(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive N.E. Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant’s telephone number, including area code:  (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 13, 2015, Wolverine World Wide, Inc. (the “Company”) entered into a Replacement Facility Amendment (the “Amendment”) to its Credit Agreement, dated as of July 31, 2012 (as previously amended and restated as of October 10, 2013 and as further amended as of August 25, 2014 and December 19, 2014, the “Credit Agreement”), among the Company, JP Morgan Chase Bank, N.A., as administrative agent and as a lender, J.P. Morgan Europe Limited, as foreign currency agent, Wells Fargo Bank, National Association and MUFG Union Bank, N.A., as co-syndication agents and lenders, and the other lenders party thereto.

The Amendment amended the Credit Agreement to, among other things: (i) provide for a term loan A facility (the “Term Facility”) in an aggregate principal amount of $450 million, which will replace the existing term loan facility under the Credit Agreement; (ii) provide for an increased revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Senior Credit Facilities”) in a total amount of $500 million, an increase of $300 million from the existing $200 million revolving credit facility; (iii) provide for certain incremental credit facilities (the “Incremental Facilities”), provided that the aggregate amount outstanding under the Senior Credit Facilities and the Incremental Facilities cannot exceed $1,450 million unless certain specified conditions set forth in the Credit Agreement are met; and (iv) amend the leverage based pricing grid applicable to the Senior Credit Facilities, as described below.  In addition, the Amendment amended the Credit Agreement to create flexibility to add foreign subsidiaries as borrowers in the future, subject to certain specified conditions.  The foreign currency borrowing sublimit was increased from $100 million to $200 million.

There were no loans outstanding under the Revolving Facility at closing and $3.6 million of existing letters of credit remained issued under the Revolving Facility at closing.

Loans under the Senior Credit Facilities will bear interest at a variable rate equal to either (i) the applicable base rate or (ii) LIBOR or certain other Eurocurrency Rates, as defined in the Credit Agreement, plus in each case an interest margin determined by the Company’s net total leverage ratio, with a range of base rate margins from 0.25% to 1.00% (formerly 0.375% to 1.25%), and a range of Eurocurrency Rate margins from 1.25% to 2.00% (formerly 1.375% to 2.25%).  The effective interest rate margins applicable to the loans under the Senior Credit Facilities at closing were unchanged from the applicable margins under the Credit Agreement in effect prior to the Amendment.

The maturity date of the loans under the Senior Credit Facilities was extended to July 13, 2020.

Certain other changes were made to the terms of the Senior Credit Facilities, including (i) elimination of the excess cash flow sweep, (ii) changes providing greater flexibility with respect to dividends and other restricted payments and (iii) changes to certain of the financial maintenance covenants.

The foregoing summary is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 7.01                                           Regulation FD Disclosure

A copy of the Wolverine World Wide, Inc. press release dated July 15, 2015, is attached to this report as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                     Exhibits:

10.1

Replacement Facility Amendment, dated as of July 13, 2015, among Wolverine World Wide, Inc., JP Morgan Chase Bank, N.A., as administrative agent and as a lender, J.P. Morgan Europe Limited, as foreign currency agent, Wells Fargo Bank, National Association and MUFG Union Bank, N.A., as co-syndication agents and lenders, and the other lenders party thereto.

99.1

Press Release dated July 15, 2015. This Exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2015	WOLVERINE WORLD WIDE, INC.
(Registrant)

/s/ Brendan M. Gibbons
Brendan M. Gibbons
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

10.1

Replacement Facility Amendment, dated as of July 13, 2015, among Wolverine World Wide, Inc., JP Morgan Chase Bank, N.A., as administrative agent and as a lender, J.P. Morgan Europe Limited, as foreign currency agent, Wells Fargo Bank, National Association and MUFG Union Bank, N.A., as co-syndication agents and lenders, and the other lenders party thereto.

99.1

Wolverine World Wide, Inc. Press Release dated July 15, 2015. This Exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.